UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the exercise of its option to acquire 19 acres of land and the approximately 56,775 square foot facility located at 101 Waldron Road in Durant Oklahoma (the “Premises”), on June 8, 2023, SG Echo LLC (“SG Echo”), a wholly owned subsidiary of Safe & Green Holdings Corp. (the “Company”), issued a secured commercial promissory note, dated June 1, 2023 (the “Secured Note”) in the principal amount of $1,750,000 with SouthStar Financial, LLC, a South Carolina limited liability company (“SouthStar”), and entered into a Non-Recourse Factoring and Security Agreement, dated June 1, 2023 (the “Factoring Agreement”), with SouthStar providing for its purchase from SG Echo of up to $1,500,000 of accounts receivable, subject to reduction by South Star (the “Facility Amount”). As of the date of this Report, funding from the Secured Note and Factoring Agreement has not yet been received, which funding will be used to pay the $1,000,000 purchase price of the Premises.

The Secured Note bears interest at 23% per annum and is due and payable on June 1, 2025. The Secured Note is secured by a mortgage (the “Mortgage”) on the Premises and secured by a Security Agreement, dated June 1, 2023 (the “Security Agreement”), pursuant to which SG Echo granted to SouthStar first priority security interest in all of SG Echo’s presently-owned and hereafter-acquired personal and fixture property, wherever located, including, without limitation, all accounts, goods, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, commercial tort claims, letters-of-credit rights, general intangibles including payment intangibles, patents, software trademarks, trade names, customer lists, supporting obligations, all proceeds and products of the foregoing. SG Echo paid to SouthStar an origination fee in the amount of 3% of the face amount of the Secured Note. Upon the occurrence of an Event of Default (as defined in the Secured Promissory Note), the default interest rate will be 28% per annum, or the maximum legal amount provided by law, whichever is greater.

The Factoring Agreement provides that upon acceptance of an account receivable for purchase SouthStar will pay to SG Echo eighty percent (80%) of the face amount of the account receivable, or such lesser percentage as agreed by the parties. SG Echo will also pay to SouthStar one and 95/100 percent (1.95%) of the face amount of the accounts receivable for the first twenty-five (25) day period after payment for the accounts receivable is transmitted to SouthStar plus one and 25/100 percent (1.25%) for each additional fifteen (15) day period or part thereof, calculated from the date of purchase until payments received by SouthStar in collected funds on the purchased accounts receivable equals the purchase price of the accounts receivable, plus all charges due SouthStar from SG Echo at the time. An additional one and 50/100 percent (1.50%) per fifteen (15) day period will be charged for invoices exceeding sixty (60) days from advance date. The Factoring Agreement provides that SG Echo may require additional funding from SouthStar (an “Overadvance”) and SouthStar may provide the Overadvance in its sole discretion. In the event of an Overadvance, SG Echo will pay SouthStar an amount equal to three and 90/100 percent (3.90%) of the amount of the Overadvance for the first twenty-five (25) day period after the Overadvance is transmitted to SouthStar plus two and 50/100 percent (2.50%) for each additional fifteen (15) day period or part thereof until payments received by SouthStar in collected funds equals the amount of the Overadvance, plus all charges due SouthStar from SG Echo at the time.

The Factoring Agreement provides that SG Echo will also pay a transactional administrative fee of $50.00 for each new account debtor submitted to it and an fee equal to 0.25% of the face amount of all purchased accounts receivable for the handling, collecting, mailing, quality assuring, insuring the risk, transmitting, and performing certain data processing services with respect to the maintenance and servicing of the purchased accounts.

As security for the payment and performance of SG Echo’s present and future obligations to SouthStar under the Factoring Agreement, SG Echo granted to SouthStar a first priority security interest in all of SG Echo’s presently-owned and hereafter-acquired personal and fixture property, wherever located, including, without limitation, all accounts, goods, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, commercial tort claims, letters-of-credit rights, general intangibles including payment intangibles, patents, software trademarks, trade names, customer lists, supporting obligations, all proceeds and products of the foregoing.

The Factoring Agreement has an initial term of thirty-six (36) months from the first day of the month following the date the first purchased accounts receivable is purchased. Unless terminated by SG Echo, not less than sixty (60) but not more than ninety (90) days before the end of the initial term, the Factoring Agreement will automatically extend for an additional thirty-six (36) months. SG Echo shall be required to provide the same not less than sixty (60) but not more than ninety (90) days notice during any and all renewal terms in order to terminate the Factoring Agreement, and if no notice is provided, the renewal term will extend for an additional thirty-six (36) month period.

If SouthStar has not purchased accounts receivable in a quarterly period during any initial or renewal term which exceed fifty percent (50%) of the Facility Amount per calendar quarter, in which $250,000.00 of the purchased accounts each month must be with ATCO Structures & Logistics (USA) Inc. (“Minimum Amount”), the Factoring Agreement provides that SG Echo will pay to SouthStar, on demand, an additional amount equal to what the charges provided for elsewhere in the Factoring Agreement would have been on the Minimum Amount assuming the number of days from the date of purchase of the Minimum Amount until receipt of payment of the Minimum Amount is thirty one (31) days, less the actual charges paid by SG Echo to SouthStar during such period.

Pursuant to a Secured Continuing Corporate Guaranty, dated June 8, 2023 (the “Corporate Guaranty”), the Company has guaranteed SG Echo’s obligations to SouthStar under the Secured Note and Factoring Agreement.

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Pursuant to a Cross-Default and Cross Collateralization Agreement (the “Cross Default Agreement”), effective June 8, 2023, between SouthStar, SG Echo and the Company, SG Echo’s obligations under the Secured Note and Factoring Agreement are cross-defaulted and cross-collateralized such that any event of default under the Secured Note shall constitute an event of default under the Factoring Agreement at SouthStar’s election (and vice versa, any event of default under the Factoring Agreement shall constitute an event of default under the Secured Note at SouthStar’s election) and any collateral pledged to secure SG Echo’s obligations under the Secured Note shall also secure SG Echo’s obligations under the Factoring Agreement (and vice versa).

The foregoing descriptions of the Lease Agreement, Secured Note, Mortgage, Factoring Agreement, Corporate Guaranty and Cross Default Agreement are qualified in their entirety by reference to the full text of the Lease Agreement, Secured Note, Factoring Agreement, Corporate Guaranty and Cross Default Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein in their entirety by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Lease Agreement by and between SG Echo LLC and May Properties, LLC, dated October 28, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by Safe & Green Holdings Corp. with the Securities and Exchange Commission on November 2, 2021 (File No. 001-38037)).
10.2	Secured Commercial Promissory Note, dated June 8, 2023, executed by SG Echo LLC
10.3	Mortgage, dated June 8, 2023, in favor of SouthStar Financial, LLC
10.4	Non-Recourse Factoring and Security Agreement, dated June 8, 2023, by and between SG Echo LLC and SouthStar Financial, LLC
10.5	Secured Continuing Corporate Guaranty, dated June 8, 2023, by Safe & Green Holdings Corp. in favor of SouthStar Financial, LLC
10.6	Cross-Default and Cross Collateralization Agreement, dated June 8, 2023, by and between SouthStar Financial, LLC, SG Echo LLC and Safe & Green Holdings Corp.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: June 14, 2023	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and Chief Executive Officer

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